UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

On September 26, 2022, Ocean Capital LLC (“Ocean Capital”) issued a press release and made available the letter included in the press release to the shareholders of the various Puerto Rico closed-end bond funds referenced therein, including Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. A copy of the press release, in English and Spanish, is attached as Exhibit 1. Ocean Capital also shared the press release to its Twitter page, https://twitter.com/OceanCapLLC, and its LinkedIn page, https://www.linkedin.com/company/oceancapital-llc. Screenshots of such social media posts are attached as Exhibit 2 and Exhibit 3, respectively.

Exhibit 1

Ocean Capital Sends Letter to Shareholders of UBS Puerto Rico Bond Funds Spotlighting the Need for Boardroom Change

Estimates the UBS Funds’ Boards Have Collectively Spent At Least $4 Million of Shareholders’ Capital to Try to Thwart Necessary Change

Highlights the Significant Decline of the Funds’ Respective Net Asset Values Under the Incumbent Boards’ Watch

Reiterates Unwavering Commitment to Improving Governance and Unlocking Value Across the Funds, No Matter the Cost or Time Required

SAN JUAN, Puerto Rico--(BUSINESS WIRE)-- Ocean Capital LLC (collectively with its affiliates, “Ocean Capital” or “we”) is a significant shareholder of numerous Puerto Rico closed-end bond funds (the “Funds”), which are managed or co-managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (“UBS”). Today, Ocean Capital sent the below letter to shareholders of each of the Funds regarding the urgent need for boardroom change.

***

Fellow Shareholders,

Ocean Capital LLC (collectively with its affiliates, “Ocean Capital” or “we”) are concerned shareholders of numerous Puerto Rico closed-end bond funds (the “Funds”), which are managed or co-managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (“UBS”).

We have nominated independent director candidates to the Boards of Directors (the “Boards”) at several Funds because shareholders have been forced to endure poor corporate governance and unacceptable losses for far too long. In response to our nominations, the Funds have attempted to obstruct corporate democracy by failing to recognize certain of Ocean Capital’s timely submitted nomination notices for the Annual Meetings of Shareholders (the “Annual Meetings”), refusing to seat Ocean Capital’s director candidates that have been elected by shareholders, filing litigation against Ocean Capital, repeatedly adjourning the Annual Meetings, refusing to take questions from investors at the Annual Meetings, and distributing limited proxy materials to dissuade shareholder participation, among other low-road tactics.

Today, we are writing to make you aware that we estimate the Boards of the Funds have collectively presided over at least $2 million in waste on external advisors in 2021 alone – all in order to fight the will of Ocean Capital and other investors who are fed up with long-term underperformance and want new directors in the boardroom.1 Since the beginning of 2022, we estimate the Boards of the Funds have already wasted at least $2 million of shareholder capital on external advisors, as well.2

[1]	According to the available 2021 Semi-Annual Reports, for the period from July 1, 2021 to December 31, 2021, Tax-Free Fixed Income Fund I spent $317,032 and Tax-Free Fixed Income Fund III spent $302,407 on “proxy contest expenses.” In 2021, Ocean Capital nominated director candidates across eight of the UBS-managed or co-managed Funds.

[2]	This estimate is based on available 2022 Semi-Annual and Annual Reports. The Semi-Annual report for the first six months of 2022 discloses Tax Free Fund for Puerto Rico Residents, Inc. I spent $215,968 on proxy expenses. As of the date of this letter, Ocean Capital has nominated director candidates across nine of the UBS-managed or co-managed Funds (including four new nominations made since the beginning of this year).

It seems that the Board’s gross negligence has resulted in dividends being cut across numerous Funds and contributed to the significant decline of the Funds’ respective net asset values (“NAV”):

Fund	NAV % Change[3]	Dividend % Change[4]
Puerto Rico Residents Tax-Free Fund, Inc.	-21.9%	-45.0%
Puerto Rico Residents Tax-Free Fund IV, Inc.	-23.5%	-47.1%
Puerto Rico Residents Tax-Free Fund VI, Inc.	-21.7%	-28.1%
Tax Free Fund for Puerto Rico Residents, Inc.	-20.5%	0.0%
Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.	-8.5%	-24.9%
Tax-Free Fixed Income Fund Ill for Puerto Rico Residents, Inc.	-16.0%	-13.3%
Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.	-14.9%	-23.3%
Tax-Free Fixed Income Fund Il for Puerto Rico Residents, Inc.	-13.1%	-6.3%
Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.	-9.3%	-62.5%

Ocean Capital refuses to stand idly by as the Funds’ NAVs plummet, nor will we be deterred by UBS, the incumbent directors – Vicente León, Luis M. Pellot, Carlos Nido, Carlos V. Ubiñas and José J. Villamil – or their entrenchment mechanisms. We intend to facilitate boardroom changes across the Funds, regardless of how long it takes or what it costs us. Shareholders of these Funds have been forced to accept sustained underperformance and waste for too long, and we believe you deserve much better.

Our independent nominees – whose professional experience is summarized below – are committed to putting shareholders’ interests first and evaluating all avenues to maximizing value. We encourage you to send a message to the Funds by voting “FOR” Ocean Capital’s highly qualified director candidates on the BLUE Proxy Card today. You can also engage with us and share your feedback by contacting our proxy solicitor at ocean@investor.morrowsodali.com. Together, we believe shareholders can hold UBS and the Funds’ directors accountable.

Sincerely,

W. Heath Hawk

Ocean Capital LLC

[3]	Net Asset Value % change from December 31, 2021 to September 21, 2022. Calculated on the basis of information in the semi-annual and annual reports distributed by the Funds to their respective shareholders, without independent verification of the underlying information.
[4]	Dividend % change from August 31, 2021 to August 31, 2022 according to the Funds’ annual reports. Calculated on the basis of information in the semi-annual and annual reports distributed by the Funds to their respective shareholders, without independent verification of the underlying information.

OCEAN CAPITAL’S HIGHLY QUALIFIED, INDEPENDENT DIRECTOR CANDIDATES

Roxana Cruz-Rivera5

●	San Juan-based financial and legal expert with over 20 years’ experience handling federal and on-island tax issues.
●	Solo Practitioner Tax Attorney since August 2021.
●	Former Tax Director of the Tax Advisory Services Division of RSM Puerto Rico, LLC, an on-island consulting firm, from November 2020 until August 2021.
●	Former Deputy Secretary of the Treasury of the Puerto Rico Treasury Department, where she assisted the Secretary of the Treasury in the supervision and direction of the Department.
●	Holds a Juris Doctorate from the University of Puerto Rico School of Law and a Master of Law degree in taxation from New York University School of Law.

Ethan A. Danial6

●	Puerto Rico-based investment professional with experience in research and trading of defaulted and restructured Puerto Rico municipal bonds.
●	Vice President of Caribbean Capital and Consultancy Corp., an investment firm in Puerto Rico, since August 2017.
●	Member, authorized officer and manager at RAD Investments, LLC, an investment firm in Puerto Rico since January 2019.
●	Has served as a director for Campo Caribe LLC, an agricultural business in Puerto Rico, since September 2019 and served as a director at First Puerto Rico Tax-Exempt Target Maturity Fund VII, a Puerto Rico-based investment fund, from November 2020 until June 2021.

William Heath Hawk7

●	San Juan-based financial and capital markets expert with over 25 years of experience in municipal bond sales and trading.
●	One of the largest shareholders across the UBS-managed and co-managed Funds.
●	Holds FINRA Series 4, 7, 9, 10, 24, 50, 53, 63 and 65 licenses.

[5]	Ms. Cruz-Rivera has been nominated as a director at Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”), Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”), Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (“Fund II”),

[6]	Mr. Danial has been nominated as a director at Fund II, Tax Free Fund for Puerto Rico Residents, Inc. (“TFF”) and Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRITF VI”).
[7]	Mr. Hawk has been nominated as a director at Fund IV and Fund V.

José R. Izquierdo II8

●	San Juan-based attorney with intimate knowledge of the Commonwealth’s debt issuances and over a decade of leadership experience in the island’s public and private sectors.
●	Former member of the Governor of Puerto Rico’s fiscal transition team, member of the Government of Puerto Rico’s Economic Development Council, Assistant Secretary of Economic Development.
●	Significant Puerto Rico public (i.e., government-owned) corporation board experience.
●	Holds a Juris Doctorate from the University of Puerto Rico School of Law.

Mojdeh L. Khaghan9

●	Legal expert with over two decades’ experience in securities law, including securities litigation, shareholder class and derivative actions, and trust and estate litigation.
●	Principal of the Morgan Reed Group, a diversified real estate and securities investment firm with investments across the U.S. and Puerto Rico.
●	Currently serves on the Jackson Health System Pension Subcommittee, an employee pension plan with over $1 billion in assets, as well as Chair of the City of Miami Beach Budget Advisory Committee and Commissioner of the Housing Authority of the City of Miami Beach.
●	Holds a Juris Doctorate from Columbia Law School and B.A. from Columbia University.

Brent D. Rosenthal, CPA10

●	Financial expert with significant capital markets and corporate governance experience having served on many public company boards.
●	Currently Lead Director of the Board of Directors of comScore, Inc. (NASDAQ: SCOR) and Lead Independent Director of the Board of Directors of RiceBran Technologies (NASDAQ: RIBT).
●	Founder of Mountain Hawk Capital Partners, LLC, an investment fund focused on small and microcap equities in the technology, media, and telecom industries.
●	Holds an M.B.A from the S.C. Johnson Graduate School of Management at Cornell University and is a Certified Public Accountant.

***

[8]	Mr. Izquierdo has been nominated as a director at Fund IV, Fund V, Fund I, Fund III, Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“PRITF IV”), Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“PRITF I”), PRITF VI, Fund II and TFF.
[9]	Ms. Khaghan has been nominated as a director at PRITF VI.
[10]	Mr. Rosenthal has been nominated as a director at Fund V, Fund I, Fund III, PRITF VI, PRITF I, PRITF IV, Fund II and TFF.

VOTE “FOR” OCEAN CAPITAL’S HIGHLY QUALIFIED DIRECTOR CANDIDATES ON THE BLUE PROXY CARD TODAY.

IF YOU ARE A FUND ADVISOR WITH CLIENTS WHO WISH TO EXERCISE THEIR RIGHT FOR CHANGE BY VOTING THE BLUE PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR, MORROW SODALI, AT (203) 658-9400 OR (800) 662-5200, OR VIA E-MAIL AT OCEAN@INVESTOR.MORROWSODALI.COM.

SIGN UP FOR UPDATES RELATED TO OUR CAMPAIGNS AT THE UBS-MANAGED FUNDS AT WWW.IMPROVEUBSPRFUNDS.COM.

***

Certain Information Concerning the Participants

To the Shareholders of each of the Funds, including Puerto Rico Residents Tax-Free Fund VI, Inc. (with respect to its 2021 annual meeting of shareholders):

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund for its upcoming annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Puerto Rico Residents Tax-Free Fund VI, Inc. (with respect to its 2022 annual meeting of shareholders):

Ocean Capital and the other participants in its solicitation (collectively, the “PRITF VI 2022 Participants”) intend to file with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of PRITF VI with respect to its upcoming 2022 annual meeting of shareholders. All shareholders of PRITF VI are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the PRITF VI 2022 Participants when they become available, as they will contain important information, including additional information relating to the PRITF VI 2022 Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of PRITF VI’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

Contacts

For Investors:

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

For Media:

Longacre Square Partners

Charlotte Kiaie / Ashley Areopagita, 646-386-0091

ckiaie@longacresquare.com / aareopagita@longacresquare.com

###

Ocean Capital Envía Carta a los a Accionistas de los Fondos de Inversión UBS-Puerto Rico Destacando la Necesidad de Hacer Cambios en la Sala de Juntas

Se Estima Que los Directores Actuales de los Fondos UBS Han Gastado Colectivamente al Menos

$4 Millones de los Dineros de los Accionistas Para Tratar de Impedir

los Cambios Necesarios

Se Destaca la Disminución Significativa en los Valores de los Fondos Bajo la Supervisión de las Juntas Titulares Actuales

Ocean Capital Reitera el Compromiso Inquebrantable de Mejorar la Gobernanza y Generar Valor en Todos los Fondos, Sin Importar el Costo o el Tiempo Que Ello Requiera

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--Ocean Capital LLC (colectivamente con sus afiliadas, “Ocean Capital” o “nosotros”) es un accionista importante de varios fondos cerrados de inversión en Puerto Rico (los “Fondos”), que son administrados o coadministrados por la filial de UBS Financial Services Incorporated of Puerto Rico (“UBS”). Hoy, Ocean Capital envió la siguiente carta a los accionistas de cada uno de los Fondos con respecto a la necesidad urgente de hacer cambios en la sala de juntas.

***

Estimados accionistas,

Ocean Capital LLC (colectivamente con sus afiliadas, “Ocean Capital” o “nosotros”) somos accionistas preocupados de numerosos fondos cerrados de inversión en Puerto Rico (los “Fondos”), que son administrados o coadministrados por la filial de UBS Financial Services Incorporated of Puerto Rico (“UBS”).

Hemos nominado directores independientes para las Juntas Directivas (las “Juntas”) de varios fondos cerrados porque los accionistas se han visto obligados a soportar una gobernanza directiva deficiente, así como pérdidas inaceptables durante demasiado tiempo. En respuesta a nuestras nominaciones, los Fondos han intentado obstruir la democracia corporativa al no reconocer algunos de los avisos de nominación presentados oportunamente por Ocean Capital para las reuniones anuales de accionistas (las “reuniones anuales”), negándose a sentar a los candidatos de Ocean Capital que han sido elegidos por los accionistas, iniciando litigios contra Ocean Capital, aplazando repetidamente las reuniones anuales, negándose a responder preguntas de los accionistas en las reuniones anuales y distribuyendo materiales de representación limitados para disuadir la participación de los accionistas, entre otras tácticas de bajo nivel.

Hoy, le escribimos para informarles que estimamos que colectivamente, las juntas directivas actuales de los fondos han desperdiciado al menos $ 2 millones en asesores externos solo en el 2021, y todo para disputar contra Ocean Capital y otros inversionistas que están jartos con el bajo rendimiento de los fondos y quieren nuevos directores en la sala de juntas. 1 Desde principios del 2022, estimamos que las juntas directivas actuales de los Fondos han desperdiciado por lo menos otros $2 millones del capital de los accionistas, también en asesores externos. 2

[1]	De acuerdo con los informes semestrales disponibles del 202, para el período del 1 de julio de 2021 al 31 de diciembre de 2021, el Tax-Free Fixed Income Fund I gastó $317,032 y el Tax-Free Fixed Income Fund III gastó $302,407 en “gastos asociados a las votaciones”. En el 2021, Ocean Capital nominó candidatos a directores en ocho de los fondos administrados o coadministrados por UBS.
[2]	De acuerdo con los informes semestrales disponibles del 202, para el período del 1 de julio de 2021 al 31 de diciembre de 2021, el Tax-Free Fixed Income Fund I gastó $317,032 y el Tax-Free Fixed Income Fund III gastó $302,407 en “gastos asociados a las votaciones”. En el 2021, Ocean Capital nominó candidatos a directores en ocho de los fondos administrados o coadministrados por UBS.

Parece que la negligencia crasa de las juntas directivas actuales ha resultado en la reducción de dividendos en numerosos fondos y ha contribuido a la disminución significativa de los valores netos (“NAV”, por sus siglas en inglés) de cada fondo, respectivamente:

Fondo	Cambio porcentual en el NAV[3]	Cambio porcentual en el dividendo[4]
Puerto Rico Residents Tax-Free Fund, Inc.	-21.9%	-45.0%
Puerto Rico Residents Tax-Free Fund IV, Inc.	-23.5%	-47.1%
Puerto Rico Residents Tax-Free Fund VI, Inc.	-21.7%	-28.1%
Tax Free Fund for Puerto Rico Residents, Inc.	-20.5%	0.0%
Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.	-8.5%	-24.9%
Tax-Free Fixed Income Fund Ill for Puerto Rico Residents, Inc.	-16.0%	-13.3%
Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.	-14.9%	-23.3%
Tax-Free Fixed Income Fund Il for Puerto Rico Residents, Inc.	-13.1%	-6.3%
Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.	-9.3%	-62.5%

Ocean Capital se niega a quedarse de brazos cruzados mientras el NAV de los fondos se desploma. UBS, ni los directores actuales, Vicente León, Luis M. Pellot, Carlos Nido, Carlos V. Ubiñas y José J. Villamil, ni sus mecanismos de atrincheramiento nos van a disuadir. Tenemos la intención de promover cambios en la sala de juntas para todos los fondos, independientemente de cuánto tiempo tome o lo que nos cueste. Los accionistas de estos fondos se han visto obligados a aceptar bajos rendimientos sostenidos y despilfarro durante demasiado tiempo, y creemos que se merecen algo mucho mejor.

Nuestros candidatos independientes, cuya experiencia profesional se resume a continuación, están comprometidos a anteponer los intereses de los accionistas y a evaluar todas las vías para maximizar el rendimiento de los fondos. Lo alentamos a que envíe hoy un mensaje a los fondos votando en la papeleta AZUL “A FAVOR” de los candidatos a directores de Ocean Capital, quienes están altamente calificados. También puede interactuar con nosotros y compartir sus comentarios comunicándose con nuestro abogado, en ocean@investor.morrowsodali.com.

Juntos, podemos hacer responsables y exigir a UBS y a los directores de los fondos.

Sinceramente,

W. Heath Hawk

Ocean Capital LLC

[3]	Cambio porcentual en el NAV del 31 de diciembre de 2021 al 21 de septiembre de 2022. Calculado sobre la base de la información de los informes semestrales y anuales distribuidos por los fondos a sus accionistas, sin verificación independiente de la información.
[4]	Cambio porcentual en el NAV del 31 de diciembre de 2021 al 21 de septiembre de 2022. Calculado sobre la base de la información de los informes semestrales y anuales distribuidos por los fondos a sus accionistas, sin verificación independiente de la información.

LOS CANDIDATOS DE OCEAN CAPITAL: ALTAMENTE CALIFICADOS E INDEPENDIENTES

Roxana Cruz-Rivera5

●	Radicada en San Juan, con una práctica legal financiera de más de 20 años de experiencia manejando temas de impuestos locales y federales.
●	Abogada independiente de impuestos desde agosto de 2021.
●	Ex directora de la división de impuestos de RSM Puerto Rico, LLC, una firma consultora de la isla, desde noviembre de 2020 hasta agosto de 2021.
●	Ex sub-subsecretaría del Departamento de Hacienda de Puerto Rico, asistiendo al secretario de Hacienda en la supervisión y dirección del departamento.
●	Tiene un grado en derecho de Escuela de Derecho de la Universidad de Puerto Rico y una maestría impuestos de la Escuela de Derecho de la Universidad de Nueva York.

Ethan A. Danial6

●	Radicada en Puerto Rico, una especialista en inversiones con experiencia en investigación e intercambio y venta de valores de bonos reestructurados de Puerto Rico en el mercado de bonos municipales.
●	Vicepresidenta de Caribbean Capital and Consultancy Corp desde agosto de 2017, una firma de inversiones de Puerto Rico.
●	Miembro, oficial autorizada y gerente en RAD Investments, LLC desde enero de 2019, una firma de inversiones en Puerto Rico.
●	Ha sido miembros de la junta directiva en Campo Caribe LLC desde septiembre de 2019, un negocio agrícola en Puerto Rico y de noviembre de 2020 a Junio de 2021 fue miembro de la junta directiva del fondo de inversión radicado en Puerto Rico, First Puerto Rico Tax-Exempt Target Maturity Fund VII.

William Heath Hawk7

●	Radicado en San Juan, experto en mercados financieros con más de 25 años de experiencia en el mercado municipal de bonos.
●	Uno de los accionistas más grandes entre los fondos cerrados manejados y co-manejados por UBS.
●	Posee FINRA series 4, 7, 9, 10, 24, 50, 53, 63 y 65 licencias.

[5]	La Sra. Cruz-Rivera ha sido nominada como directora de Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fondo IV”), Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fondo V”), Fondo de Renta Fija Libre de Impuestos III para Residentes de Puerto Rico, Inc. (“Fondo III”), Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (“Fondo II”),

[6]	El Sr. Danial ha sido nominado como director del Fund II, del Tax Free Fund for Puerto Rico Residents, Inc. (“TFF”) y para el Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRITF VI”).
[7]	El Sr. Hawk ha sido nominados como director del Fondo IV y el Fondo V.

José R. Izquierdo II8

●	Abogado radicado en San Juan con conocimiento personal sobre las deudas del Estado Libre Asociado de Puerto Rico, con más de una década de experiencia y liderazgo en los sectores públicos y privados de la isla.
●	Ha sido miembro del comité de transición del gobernador de Puerto Rico, miembro del Consejo Asesor de Desarrollo Económico de Puerto Rico y sub-secretario del Departamento de Desarrollo Económico de Puerto Rico.
●	Tiene experiencia significative en juntas directivas de corporaciones públicas del gobierno de Puerto Rico.
●	Holds a Juris Doctorate from the University of Puerto Rico School of Law.
●	Tiene un grado en derecho de la Escuela de Derecho de la Universidad de Puerto Rico.

Mojdeh L. Khaghan9

●	Experto legal con más de dos décadas de experiencia en ley de valores, incluyendo litigios, clases de accionistas y acciones legales derivadas, así como litigio de fideicomisos.
●	Socio principal en Morgan Reed Group, una firma de inversiones de propiedades y valores con inversiones en Estados Unidos y Puerto Rico.
●	Actualmente, sirve en la subcomisión de pensiones del Jackson Health System, un plan de pensión de empleados con más de $1,000 millones en activos, y también dirige la Comisión Asesora sobre Presupuesto de la Ciudad de Miami Beach y es comisionado de la Autoridad de Vivienda de Miami Beach.
●	Tiene un doctorado en derecho de la Escuela de Derecho de la Universidad de Columbia y un bachillerato de la Universidad de Columbia.

Brent D. Rosenthal, CPA10

●	Experto en finanzas con amplia experiencia en mercados de capital y gobernanza corporativa, habiendo servido en varias juntas directivas de corporaciones públicas.
●	Actualmente, director principal en la Junta de Directores de comScore Inc. (NASDAQ: SCOR) and director principal independiente de la Junta de Directores de RiceBran Technologies (NASDAQ: RIBT).
●	Fundador de Mountain Hawk Capital Partners, LLC, un fondo de inversión centrado en small and microcap equities en industrias de tecnología, medios y telecomunicaciones.
●	Tiene una maestría de la Escuela Graduada de Gerencia S.C. Johnson de la Universidad de Cornell y es contador público autorizado.

***

[8]	El Sr. Izquierdo ha sido nominados como director en el Fondo IV, el Fondo V, el Fondo I, el Fondo III, el Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“PRITF IV”), el Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“PRITF I”), el PRITF VI, el Fondo II y el TFF.
[9]	La Sra. Khaghan ha sido nominada como directora para el PRITF VI.
[10]	El Sr. Rosenthal ha sido nominado como director en el Fondo V, Fondo I, Fondo III, el PRITF VI, el PRITF I, el PRITF IV, el Fondo II y el TFF.

VOTE HOY EN LA PAPELETA AZUL POR LOS CANDIDATOS A DIRECTORES DE OCEAN CAPITAL, QUIENES ESTÁN ALTAMENTE CALIFICADOS

SI USTED ES UN ASESOR FINANCIERO CON CLIENTES QUE DESEAN EJERCER SU DERECHO A UN CAMBIO VOTANDO EN LA PAPELETA AZUL, POR FAVOR CONTACTE A NUESTRO CONSULTOR ESPECIALIZADO MORROW SODALI, AL (203) 658-9400 O AL (800) 662-5200, O VIA E-MAIL AL SIGUIENTE CORREO ELECTRÓNICO OCEAN@INVESTOR.MORROWSODALI.COM.

REGÍSTRESE PARA ACTUALIZACIONES RELACIONADAS CON NUESTRA CAMPAÑA PARA LOS FONDOS MANEJADOS POR UBS EN LA SIGUIENTE DIRECCIÓN: WWW.IMPROVEUBSPRFUNDS.COM

***

Cierta información relacionada con los participantes

Para los accionistas de cada uno de los fondos, incluyendo el Puerto Rico Residents Tax-Free Fund VI, Inc. (con respecto a la reunión anual de accionistas del 2021)

Ocean Capital y los demás participantes en su solicitud (colectivamente, los “Participantes”) han presentado ante la Comisión federal de Acciones y Valores (“SEC”, por sus siglas en inglés) una papeleta AZUL definitiva y el formulario correspondiente que se utilizarán por los accionistas en su próxima reunión anual. Se recomienda a todos los accionistas del fondo que lean la papeleta y los otros documentos relacionados ya que contienen información importante, incluida información adicional relacionada con los participantes y sus intereses directos o indirectos, por tenencia de valores o lo contrario. Los accionistas pueden obtener sin cargos la papeleta de votación AZUL, cualquier enmienda o suplemento a la papeleta y otros documentos relevantes presentados por los participantes ante la SEC en el sitio web de la SEC en el siguiente enlace http://www.sec.gov

A los accionistas del Puerto Rico Residents Tax-Free Fund VI, Inc. (con respecto a la reunión anual de accionistas del 2022)

Ocean Capital y los demás participantes en su solicitud (colectivamente, los “participantes de PRITF VI 2022”) tienen la intención de presentar ante la SEC una papeleta AZUL definitiva y el formulario que corresponde a esa papeleta AZUL el cual que se utilizará por los accionistas de PRITF VI en su próxima reunión anual de accionistas de 2022. Cuando estén disponibles, se recomienda a todos los accionistas de PRITF VI leer la papeleta de votación y los otros documentos relacionados con la solicitud de votos de los participantes de PRITF VI 2022, ya que contendrán información importante, incluida información adicional relacionada con los participantes de PRITF VI 2022 y sus participaciones directas o indirectas, por tenencia de valores o lo contrario. La papeleta de votación AZUL definitiva y la declaración de votación correspondiente serán hechas disponibles para algunos o todos los accionistas de PRITF VI y estarán disponibles sin cargo, junto con otros documentos relevantes, en el sitio web de la SEC en el siguiente enlace http://www.sec.gov

Contactos:

Para Inversionistas:

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

Para medios:

Longacre Square Partners

Charlotte Kiaie / Ashley Areopagita, 646-386-0091

ckiaie@longacresquare.com / aareopagita@longacresquare.com

###

Exhibit 2

Ocean Capital LLC
@OceanCapLLC

Directors of Puerto Rico closed-end bond funds have overseen years of underperformance, with dividends being cut by as much as 47.1% and a NAV loss of as much as 23.5% over the past year alone. Read our letter spotlighting the urgent need for change: bwnews.pr/3raD6ZW @UBS

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Ocean Capital LLC @OceanCapLLC · 4m
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Exhibit 3